                  AMENDED AND RESTATED STOCK ISSUANCE AGREEMENT

            This Amended and Restated  Stock  Issuance  Agreement is amended and restated as of the 14th day of February,  2001, by and between Lynch Interactive
Corporation,  a Delaware  corporation  ("LIC") and Sunshine PCS  Corporation,  a
Delaware corporation ("Sunshine").

            WHEREAS LIC and Sunshine are parties to that certain Stock  Purchase
Agreement,  dated as of February 1, 2001,  pursuant to which Sunshine  agreed to issue  stock  (as  described  therein)  upon the  conversion  of an  outstanding promissory note (the "Note")  previously issued by LIC to Cascade Investment LLC
("Cascade"); and

            WHEREAS  LIC and  Sunshine  desire to amend  such  agreement  and to restate  the  agreement  as  so  amended  (as  so  amended  and  restated,  this
"Agreement").

            NOW,  THEREFORE,  in consideration of the mutual promises  contained herein, the parties agree as follows:

            On or about February 23, 2001 Sunshine shall issue:

            (a)  to LIC, as escrowee,  235,294 shares of Sunshine Class A common stock,  $.0001 par value ("Class A Common Stock"),  issuable to
                 Cascade upon  conversion of the Note, the number of such shares to be  delivered to Cascade to be equal to the number of shares of common stock of LIC ("LIC Common Stock") issuable to Cascade upon such conversion; and

            (b)  to Fortunet Wireless Communications Corporation,  the holder of all of Sunshine's  outstanding Class B common stock, $.0001 par value ("Class B Common Stock"),  236,237  additional  shares of
                 Class B Common Stock.

            Should  Cascade  fail to  convert  any or all of the  Note  into LIC
Common  Stock  prior to  December  10,  2004,  in  consideration  for a  capital contribution by LIC to Sunshine of  approximately  $63.0 million of indebtedness of Sunshine's  predecessor  owed to LIC by Sunshine,  ownership of any shares of
Class A Common Stock then held by LIC, as escrowee, shall vest in LIC.

            This Agreement  constitutes the entire agreement between the parties hereto with respect to the subject  matter  contained  herein and  supersede all prior oral or written  agreements,  if any,  between  the  parties  hereto  with respect to such  subject  matter and,  except as  otherwise  expressly  provided herein,  are not intended to confer upon any other person any rights or remedies hereunder. Any amendments hereto or modifications hereof must be made in writing and  executed by each of the parties  hereto.  Any failure by LIC or Sunshine to enforce any rights hereunder shall not be deemed a waiver of such rights.

                                      -1-

            Unless  otherwise  provided,  any notice required or permitted under this Agreement shall be given in writing and shall be deemed  effectively  given
(i) upon personal delivery to the party to be notified, (ii) four (4) days after deposit with the United States Post Office,  by  registered  or certified  mail, postage  prepaid,  or (iii) one day after  deposit  with a  reputable  overnight courier  service  and  addressed  to the  party to be  notified  at the  address indicated for such party on the signature pages hereof, or at such other address as such party may  designate  by ten (10) days'  advance  written  notice to the other parties.

            This  Agreement  shall be governed by, and  construed in  accordance with,  the laws of the State of New York  without  giving  effect to conflict of laws principles.

            This  Agreement  and the  various  rights  and  obligations  arising hereunder shall inure to the benefit of and be binding upon LIC and Sunshine and each of their respective successors and assigns.  Neither this Agreement nor any of the rights,  interests  or  obligations  hereunder  shall be  transferred  or assigned (by operation of law or otherwise) by any of the parties hereto without the  prior  written  consent  of the  other  parties  hereto.  Any  transfer  or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

            All costs and expenses  incurred in connection  with this  Agreement and the transactions contemplated hereby shall be paid by LIC.

            The  headings  or  captions  contained  in  this  Agreement  are for reference  purposes  only  and  shall  not  affect  in any  way the  meaning  or interpretation of this Agreement.

            Whenever the pronouns "it" or "its" are used herein, they shall also be deemed to mean "he" or "his" or "she" or "hers" whenever applicable. Words in the  singular  shall be read and  construed as though in the plural and words in the plural  shall be read and  construed  as though in the singular in all cases where they would so apply.

            If any term or other provision of this Agreement is invalid, illegal or incapable of being  enforced by virtue of any rule of law, or public  policy, all other conditions and provisions of this Agreement shall nevertheless  remain in full  force and  effect so long as the  economic  or legal  substance  of the transactions  contemplated  hereby is not affected in any manner  adverse to any party.  Upon such  determination  that any term or other  provision  is invalid, illegal or incapable of being  enforced,  the parties hereto shall  negotiate in good faith to modify this  Agreement so as to effect the original  intent of the parties as  closely  as  possible  in an  acceptable  manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

            This Agreement may be executed in one or more counterparts,  each of which  shall be  deemed  an  original,  but all of which  taken  together  shall constitute one and the same instrument.

                                      -2-

            IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed on their behalf on the date first above written.

                                         LYNCH INTERACTIVE CORPORATION

                                         By: /s/ Robert E. Dolan
                                             -----------------------------------
                                         Name:  Robert E. Dolan
                                         Title:  Chief Financial Officer

                                         SUNSHINE PCS CORPORATION

                                         By: /s/ Karen E. Johnson
                                             -----------------------------------
                                         Name:  Karen E. Johnson
                                         Title: Chief Executive Officer